Exhibit 10.15

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL11605771197837L

Certificate Issued Date	:	07-May-2013 08:57 AM

Account Reference	:	IMPACC (IV)/ dl736003/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL73600322562119484486L

Purchased by	:	BHARAT BUSINESS CHANNEL LTD

Description of Document	:	Article 5 General Agreement

Properly Description	:	NA

Consideration Price (Rs.)	:	0

(Zero)

First Party	:	BHARAT BUSINESS CHANNEL LTD

Second Party	:	NA

Stamp Duly Paid By	:	BHARAT BUSINESS CHANNEL LTD

Stamp Duty Amount(Rs.)	:	100

(One Hundred only)

[ILLEGIBLE]

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL11605749494714L

Certificate Issued Date	:	07-May-2013 08:57 AM

Account Reference	:	IMPACC (IV)/ dl736003/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL73600322562167691236L

Purchased by	:	BHARAT BUSINESS CHANNEL LTD

Description of Document	:	Article 5 General Agreement

Property Description	:	NA

Consideration Price (Rs.)	:	0

(Zero)

First Party	:	BHARAT BUSINESS CHANNEL LTD

Second Party	:	NA

Stamp Duty Paid By	:	BHARAT BUSINESS CHANNEL LTD

Stamp Duty Amount(Rs.)	:	100

(One Hundred only)

[ILLEGIBLE]

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL11605817908063L

Certificate Issued Date	:	07-May-2013 08:58 AM

Account Reference	:	IMPACC (IV)/ d1736003/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL73600322562091283416L

Purchased by	:	BHARAT BUSINESS CHANNEL LTD

Description of Document	:	Article 5 General Agreement

Property Description	:	NA

Consideration Price (Rs.)	:	0

(Zero)

First Party	:	BHARAT BUSINESS CHANNEL LTD

Second Party	:	NA

Stamp Duty Paid By	:	BHARAT BUSINESS CHANNEL LTD

Stamp Duty Amount(Rs.)	:	100

(One Hundred only)

[ILLEGIBLE]

RF 245 New AG3

AGREEMENT FOR TERM LOAN

(To be stamped as an Agreement and not to be attested)

THIS Agreement is made at New Delhi this 13th day of May 2013

BETWEEN

M/s. Bharat Business Channel Limited, a public limited company incorporated under the Companies Act 1956 having its registered office at Auto Cars Compound. Adalat Road, Aurangabad-431 005. Maharashtra State and Corporate Office at 1st Floor, Techweb Centre, New Link Road, Near Mega Mall Oshiwara, Mumbai-400 102.

Hereinafter referred to as the Borrower/s (Which expression shall include his/her/theirs/its heirs, executors, administrators, successors and assigns wherever the context shall so permit)

BANK OF MAHARASHTRA, a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970 and having its Head Office at “Lokmangal” 1501, Shivajinagar, Pune 411 005 and a Branch office amongst other places at Industrial Finance Branch. Apeejay House. 1.Dr V B Gandhi Marg. Fort, Mumbai 400 001. (Hereinafter called “Bank” which expression shall unless it be repugnant to the subject or context thereof, include its successors and assigns) of the OTHER PART.

WHEREAS the Borrower/s has/have requested the Bank to grant to the Borrower/s a term loan of Rs 100,00,00,000/- (Rupees One Hundred Crore only) for the purpose of ongoing capital expenditure which the Bank has agreed to do on the Borrower's agreeing to repay the said loan with interest and other charges as hereinafter mentioned and on the Borrower/s agreeing to comply with the terms and conditions contained herein in addition to the other terms and conditions that may be stipulated by the Bank from time to time either in the letter of sanction or otherwise.

NOW IT IS AGREED BY AND BETWEEN THE PARTIES as follows:

1	In pursuance of the said agreement and in consideration of the sum of Rs 100,00,00,000 (Rupees One Hundred Crore only) agreed to be lent/lent and advanced by the Bank to the Borrower/s in one or more installments according to the needs of the Borrower/s and as the Bank deems (in the Borrower/s hereby covenant/s with the Bank to repay the said sum of Rs. 100,00,00,000/- (Rupees One Hundred Crore only) or such sum as may be actually advanced in such installments and on such dates and in the manner set out in the schedule hereunder written In the event of failure of the Borrower/s to pay any one installment on its due date the entire amount then outstanding shall at the option of the Bank become due and payable immediately.

2	The Borrower/s agrees with the Bank that so long as the said Facilities of any portion thereof will remain outstanding or unpaid, the Borrower/s will pay to the Bank interest on the outstandings from time to time and commission, costs, charges, expenses, penal interest etc at such late and rests and periodicity as mentioned in the in the Bank's sanction letter No. AY39/IFB(M)/BBCL/AG/2013 dated 11.05.2013 a copy whereof is annexed as Second Schedule. The present Rate of Interest at Base Rate+2.75% p.a i.e 13.00% p.a presently Rate of Interest shall be reset at the end of 12 months from the date of first disbursement and every year thereafter.

However, the bank shall be entitled to change the rate of interest periodicity, mode and basis/ method of charging, based on any statute of Government/RBI guidelines or policy of the Bank or change in the credit risk rating or any other criteria for changing the said interest as may be deemed lit and necessary by the bank in its sole discretion and the borrower hereby agrees to pay interest at such changed rate from time to time as if the same has been provided hereunder.

3	The bank hereby reserves the right to review the rate of interest stipulated and shall be entitled to reset the rate of interest as may be considered appropriate by the bank in its sole discretion. The reset date would be as stated in the sanction or as may be stipulated by the bank.

4	The Borrower hereby agrees that in the event of failure to comply with any of the terms and conditions contained in the sanction letter as well as in this agreement, such interest shall be capitalized and will carry interest at the same rate as is applicable to the said facilities. It is specifically agreed by the borrower/s that the right of the bank to capitalize the interest is in addition to the right of the bank to charge additional interest/penal interest @ 2% or such other rate as may be stipulated by the bank from the date of default to the date of actual payment and will be treated as an advance secured by these presents. Similarly Borrower agrees to pay commitment changes, as per policy of the Bank, in case of prepayment of credit facilities.

5	Notwithstanding the Bank's decision/action/policy, if any, to reverse any debit entry or not to debit interest or not to make any debit entry in Bank's books or in ledger account or in statement of account or any account for any period whatsoever, the Borrowers shall be bound and liable to pay jointly and severally to the Bank, the entire outstanding debit balance and compound interest thereon with quarterly/monthly/half yearly/yearly rests till the date of realization recovery or collection by the Bank of all such amounts plus penal interest, additional interest liquidated damages commission, costs, charges and expenses at such rates as may be prevailing or fixed or to be fixed by the Bank from time to time without reference, notice or intimation by the Bank at any time whatsoever.

6	The borrower shall abide by and fully comply with all other terms condition, provisions and stipulations contained in the letter of sanction no AY39/IFB(M)/BBCL/AG/2013 dated 11.05.2013, copy whereof is annexed hereto as Second Schedule together with such amendments/modifications/changes, variations or alterations if any made by the bank from to time in its sole discretion without any notice or reference to the Borrower. Besides the said terms and conditions stipulated in the sanction letter the borrower covenants to abide by and comply with all the terms condition, provisions and stipulations contained in this document.

7	In default of payment of any one/two installments of quarterly interest as stated above the Bank shall be entitled to demand payment of the entire amount then outstanding in respect of the said loan, as if the period for repayment has expired and shall also be entitled, on failure to pay the interest at the end of each quarter, to debit to the borrower/s loan account and capitalize the amount of such interest as if such amount was a fresh loan advanced by the Bank to the Borrower/s and shall be entitled to charge like interest thereon, in addition to the charging penal interest at the rate of 2% p.a. from the date of default to the date of payment of such defaulted interest.

the Bank may first be appropriated by the Bank towards costs, charges and expenses incurred by the Bank and surplus amount, if any may thereafter be appropriated by the Bank towards interest chargeable by the Bank and surplus amount, if any, may lastly be appropriated by the Bank towards principal amount due to the Bank.

15	The Rank shall be entitled at any time and from time to time without any notice, reference or intimation to Borrower/s and without Borrower/s consent to adjust, appropriate or set off any credit balance or any part thereof due or to become due to Borrower/s in any of Borrower/s current savings, term deposit or any deposit account or any account whatsoever at any of the Bank’s branches in Borrower/s name/s with or without joint names of any other persons or before or after the maturity dates thereof towards satisfaction or part satisfaction of outstanding debit balances due or to become due by Borrower/s to the Bank in any account at any of the Bank’s branches whatsoever.

16	Borrower/s do hereby agree, undertake, record, declare, admit, assure promise, acknowledge and confirm to abide by accept, satisfy, fulfill, carry out Perform and comply fully with all the terms, conditions requirements sanctions, provisions and stipulations or any amendments or modifications therein made or to be made by the Bank at any time or from time to time in its discretion concerning any of Borrower/s facilities, limits or accounts without any reference, notice or intimation by the Bank in that behalf.

17	In case of default committed by the Borrower, the Bank shall be entitled to publish name, photograph, dealings, etc. of the Borrower in any media such as television, local T.V. network, newspaper, magazine, internet mobile, etc. as the Bank in its sole discretion may decide.

18	the Borrower/s. agree that as a pre-condition, relating to grant of the loans / advances / other non-fund-based credit facilities to the Borrower/s and relating to the guarantees by the Borrower/s in the Bank's favour the Bank requires the Borrower/s’ consent for the disclosure by the Bank of information and data relating to the Borrower/s of the credit facility availed / to be availed by the Borrower/s, obligations assumed / to be assumed by the Borrower/s, in relation thereto and default, if any committed by the Borrower/s, in discharge thereof.

1.    Accordingly the Borrower/s, hereby agree and give consent for the disclosure by the Bank of all or any such:

a)	information and data relating to the Borrower/s:

b)	the information or data relating to in any credit facility availed / to be availed by me/us, and relating to our obligations as guarantors and

c)    default, if any committed by the Borrower/s, in discharge of the Borrower/s, such obligation, as the Bank may deem appropriate and necessary, to disclose and furnish to Credit information Bureau (India) Ltd. and any other agency authorized in this behalf by RBI.

2.	The Borrower/s declare that the information and data furnished by the Borrower/s to the Bank are true and correct

3.	The Borrower/s doth / do hereby undertake that:

a)  the Credit Information Bureau (India) Ltd. and any other agency so authorized may use, process the said information and data disclosed by the Bank in the manned as deemed fit by them; and

b)  the Credit information Bureau (India) Ltd. and any other agency so authorized may furnish for consideration, the processed information and data or products thereof prepared by them, to banks / financial institutions and other credit grantors or registered users, as may be specified by the Reserve Bank in this behalf.

19	Any stamp duty, penalty, registration charges, or deficit therein, if any payable on this document shall be borne and paid by the Borrower/s and not by the Bank.

20	Any demand or notice to be made or given to the Borrower/s may be made or given by leaving the same at or posting the same by post in an envelope under Certificate of posting addressed to the Borrower/s at their place of business, residence or office on the last known address and every such demand or notice shall be deemed to be receiver as the case may be at the time at which it is left or at the time at which it should have been delivered in the ordinary course of post.

The First Schedule Above referred to

REPAYMENT SCHEDULE

The company shall repay the principal amount of the RTL in 24 unequal quarterly installments commencing after 2¼ years from the date of first disbursement as under:

	Amt. out of total loan	No. of
	to be repaid during the	quarterly	(Rupees
Year	year	installments	in crore)
2015-16	5.00%	4	5.00
2016-17	7.50%	4	7.50
2017-18	15.00%	4	15.00
2018-19	20.00%	4	20.00
2019-20	25.00%	4	25.00
2020-21	27.50%	4	27.50
Total	100.00%	24	100.00

Due date for the repayment of each quarterly installment shall be at the last date of corresponding quarter.

The interest shall be payable immediately as and when applied to the account.

Bank shall have the right to review the operations of the Borrower during tenor of the loan and may revise the repayment schedule in consultation with the Borrower.

The Second Schedule Above referred to

Copy of the letter of sanction Letter No AY39/IFB (M)/BBCL/AG/2013 dated 11.05.2013.

IN WITNESS WHERE OF Borrower/s has / have hereunto set his/their respective hands the 13th day May month and year 2013 first hereinabove mentioned.

COMMON SEAL OF BHARAT BUSINESS CHANNEL LIMITED HEREUNTO AFFIXED IN THE PRESENCE OF Shri. S.Murukan (Constituted Attorney under Power of Attorney dated 11.05.2013)

AUTHORISED SIGNATORIES OF BHARAT BUSINESS CHANNEL LIMITED IN PURSUANCE OF THE BOARD RESOLUTION dated 11.05.2013.

Signed, and delivered by Shri.V.K.Sharma Deputy General Manager, Mumbai Industrial Finance Branch Authorised Officer of the Bank.

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